                                                                      EXHIBIT 23


                         INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in McKesson Corporation Registration Statement Nos. 33-86536, 333-611 and 333-2871 on Form S-8 of our report dated May 13, 1996 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Corporation's change in its method of accounting for postemployment benefits) and of our report dated May 13, 1996, incorporated by reference in and appearing in this Annual Report on Form 10-K of McKesson Corporation, respectively, for the year ended March 31, 1996.



/s/ Deloitte & Touche LLP
- -------------------------
DELOITTE & TOUCHE LLP
San Francisco, California
June 17, 1996




                                      26